EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 15, 2011, CBRE Group, Inc. (the “Company”) announced that it had entered into definitive agreements to acquire the majority of the real estate investment management business of Netherlands-based ING Group N.V. (ING) for approximately $940 million in cash. The acquisitions include substantially all of the ING Real Estate Investment Management (REIM) operations in Europe and Asia, as well as substantially all of Clarion Real Estate Securities (CRES), its U.S.-based global real estate listed securities business (collectively referred to as ING REIM). On February 15, 2011, the Company also announced that it expected to acquire approximately $55 million of CRES co-investments from ING and potentially additional interests in other funds managed by ING REIM Europe and ING REIM Asia. Upon completion of the acquisitions (collectively referred to as the REIM Acquisitions), ING REIM became part of the Company’s Global Investment Management segment (which conducts business through its indirect wholly-owned subsidiary, CBRE Global Investors, formerly known as CBRE Investors), which will continue to be an independently operated business segment. The Company secured borrowings of $800.0 million of new term loans to finance the REIM Acquisitions. Of this amount, $400.0 million was drawn on June 30, 2011 to finance the CRES portion of the REIM Acquisitions, which closed on July 1, 2011.  On August 31, 2011, the Company drew down the remaining $400.0 million, part of which was used to finance the ING REIM Asia portion of the REIM Acquisitions, which closed on October 3, 2011, and the remainder, along with cash on hand and borrowings under our revolving credit facility, was used to finance the ING REIM Europe portion of the REIM Acquisitions, which closed on October 31, 2011.

The following unaudited pro forma combined financial information is based on the historical financial statements of the Company and ING REIM which have been prepared in accordance with U.S. GAAP and IFRS, respectively. The historical financial statements of ING REIM reflect certain significant adjustments to conform with U.S. GAAP. Such adjustments primarily relate to the consolidation of certain funds, which did not require consolidation under IFRS. These funds were restructured upon the closing of the REIM Acquisitions and no longer require consolidation, which has also been reflected in the pro forma financial information presented. The unaudited pro forma balance sheet as of September 30, 2011 gives effect to the ING REIM Asia and ING REIM Europe portions of the REIM Acquisitions as if they had occurred on September 30, 2011 (the CRES portion of the REIM Acquisitions was included in the historical balance sheet of the Company as it closed on July 1, 2011). The unaudited pro forma combined statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 give effect to the REIM Acquisitions as if they had occurred on January 1, 2010. All of the transactions described above are collectively referred to as the “pro forma transactions.” The pro forma combined statements of operations exclude estimated nonrecurring charges of $124.9 million relating to transaction and integration-related costs the Company expects to incur within the twelve months following the REIM Acquisitions and $25.1 million of such charges incurred through September 30, 2011.

This unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position actually would have been had the REIM Acquisitions and the related transactions in fact occurred on the dates specified, nor does the information purport to project the Company’s results of operations or financial position for any future period or at any future date. All pro forma adjustments are based on preliminary estimates and assumptions and are subject to revision upon finalization of the purchase accounting for the REIM Acquisitions.

Once the Company has completed the valuation studies necessary to finalize the required purchase price allocations in connection with the REIM Acquisitions, the unaudited pro forma combined financial information will be subject to adjustment. Such adjustments will likely result in changes to the unaudited pro forma combined balance sheet and the unaudited pro forma combined statements of operations to reflect, among other things, the final allocation of the purchase price. There can be no assurance that such changes will not be material.

The unaudited pro forma combined financial information does not reflect any adjustments for synergies that the Company expects to realize commencing upon consummation of the REIM Acquisitions. No assurances can be made as to the amount of net cost savings, if any, that may be realized.

The unaudited pro forma combined financial information should be read in conjunction with the CBRE Group, Inc historical consolidated unaudited financial statements as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010, which are included in its September 30, 2011 Quarterly Report on Form 10-Q and the CBRE Group. Inc. historical audited consolidated financial statements as of December 31, 2010 and for the year then ended which are included in its December 31, 2010 Annual Report on Form 10-K.

The unaudited pro forma combined financial information should be read in conjunction with the ING REIM historical combined unaudited financial statements as of June 30, 2011 and for the six months ended June 30, 2011, which are included as Exhibit 99.1 of this amendment No. 1 (the “Amendment”) to the Current Report on Form 8-K. In addition, the unaudited pro forma combined financial information should be read in conjunction with the ING REIM historical audited combined financial statements as of and for the year ended December 31, 2010, which are included as Exhibit 99.2 of this Amendment.

CBRE Group, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2011

Amounts in 000’s

	As of September 30, 2011
	Historical		Pro Forma Adjustments
Assets	CBRE Group, Inc.	ING IFRS (a)	U.S. GAAP Adjustments (b)	Deconsolidation of Funds (c)	Other Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$662,594	$116,034	$144,019	$(144,019)	$(135,500)	(d)	$643,128
Restricted cash	388,068	-	-	-	(335,000)	(e)	53,068
Accounts receivable, net	997,931	46,994	10,577	(10,577)	-		1,044,925
Warehouse receivable	690,229	-	-	-	-		690,229
Other current assets	487,089	-	118,479	(115,878)	1,239	(f)	490,929
Total current assets	3,225,911	163,028	273,075	(270,474)	(469,261)		2,922,279
Real estate assets	525,549	-	1,135,621	(1,135,621)	-		525,549
Goodwill	1,581,760	-	-	-	204,073	(g), (h)	1,785,833
Other intangible assets, net	514,662	12,315	-	-	288,235	(i)	815,212
Property and equipment, net	249,889	12,534	-	-	-		262,423
Investments in and advances to unconsolidated subsidiaries	145,882	23,976	767,285	(767,285)	23,012	(j)	192,870
Other assets, net	171,450	9,124	8,242	(10,855)	6,100	(k)	184,061

Total Assets	$6,415,103	$220,977	$2,184,223	$(2,184,235)	$52,159		$6,688,227

Liabilities and Equity
Accounts payable and accrued expenses	$495,833	$124,249	$121,648	$(121,648)	$17,668	(f)	$637,750
Compensation and employee benefits payable	318,984	-	-	-	-		318,984
Accrued bonus and profit sharing	340,907	-	-	-	-		340,907
Short-term borrowings	718,066	-	-	-	38,891	(l)	756,957
Other current liabilities	354,381	13,512	163,623	(163,151)	-		368,365
Total current liabilities	2,228,171	137,761	285,271	(284,799)	56,559		2,422,963
Senior secured term loans	1,364,000	-	-	-	-		1,364,000
11.625% senior subordinated notes, net	438,667	-	-	-	-		438,667
6.625% senior notes	350,000	-	-	-	-		350,000
Notes payable on real estate	313,576	-	714,497	(714,497)	-		313,576
Other liabilities	362,627	11,343	17,554	(19,495)	85,359	(k), (m)	457,388
Total Liabilities	5,057,041	149,104	1,017,322	(1,018,791)	141,918		5,346,594

CBRE Group, Inc. Stockholders’ Equity	1,082,374	-	-	-	(16,429)	(f)	1,065,945
ING REIM Stockholders’ Equity	-	71,873	1,457	-	(73,330)	(n)	-
Non-controlling interests	275,688	-	1,165,444	(1,165,444)	-		275,688
Total Equity	1,358,062	71,873	1,166,901	(1,165,444)	(89,759)		1,341,633

Total Liabilities and Equity	$6,415,103	$220,977	$2,184,223	$(2,184,235)	$52,159		$6,688,227

Notes to Unaudited Pro Forma Combined Balance Sheet as of September 30, 2011

(a) Certain reclassifications, which do not have an effect on net income or equity, have been made to ING’s historical balance sheet as of September 30, 2011 to conform to the Company’s presentation.

(b) Represents certain significant adjustments to convert ING REIM Asia and ING REIM Europe’s historical financial statements from IFRS to U.S. GAAP, which primarily relate to the consolidation of certain funds required under U.S. GAAP.

(c) Reflects the deconsolidation of certain funds previously consolidated under U.S. GAAP, but which have been restructured upon the closing of the REIM Acquisitions and no longer require consolidation.

(d) Reflects the net effect of the pro forma transactions on cash and cash equivalents as follows:

(in thousands)
Sources:
Restricted cash	$335,000
Revolving credit facility	38,891
Total sources	373,891

Uses:
Purchase of ING REIM Asia on October 3, 2011	(43,836)
Purchase of ING REIM Asia co-investments on October 3, 2011	(15,639)
Purchase of ING REIM Europe on October 31, 2011	(442,543)
Purchase of ING REIM Europe co-investments on October 31, 2011	(7,373)
Total uses	(509,391)

Change in cash and cash equivalents	$(135,500)

The CRES portion of the REIM Acquisitions closed on July 1, 2011 and is therefore not included above as it is included in the Company’s historical balance sheet at September 30, 2011. The purchase price for the CRES portion of the REIM Acquisitions was $323.9 million. The Company also acquired CRES co-investments from ING in three funds (CRES Funds) for an aggregate purchase price of $58.6 million. The Company utilized borrowings under the tranche D term loan facility of its Credit Agreement to finance the CRES portions of the REIM Acquisitions.

(e) Reflects utilization of amounts held in escrow at September 30, 2011 stemming from borrowings under the Company’s tranche C term loan facility to finance the acquisitions of ING REIM Asia and ING REIM Europe.

(f) Represents accrual of $17.7 million of direct costs incurred from October 1st through the dates ING REIM Asia and ING REIM Europe closed, net of estimated tax benefit of $1.2 million.

(g) The total purchase price for the ING REIM Asia and ING REIM Europe acquisitions has been allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values. A preliminary allocation of the purchase prices has been made to the major categories of assets and liabilities in the unaudited pro forma combined balance sheet. The final allocation of the purchase price may result in significant differences from the pro forma amounts included in these unaudited pro forma combined financial statements. The following represents the calculation of the purchase price of the ING REIM Asia and ING REIM Europe acquisitions and the excess purchase price over the estimated fair value of net assets acquired:

(in thousands)
Purchase of ING REIM Asia on October 3, 2011	$43,836
Purchase of ING REIM Europe on October 31, 2011	442,543
Total purchase price	486,379

Less: estimated fair value of net assets acquired (see table below)	263,207

Excess purchase price over estimated fair value of net assets acquired	$223,172

The preliminary allocation of the purchase price to the assets and liabilities of ING REIM Asia and ING REIM Europe is comprised of the following:

Assets:	(in thousands)
Current assets	$165,630
Property & equipment	12,534
Other intangible assets	268,850
Other assets	30,488
Total Assets	$477,502

Liabilities:
Current liabilities	$138,234
All other liabilities	76,061
Total Liabilities	$214,295

Estimated fair value of net assets acquired	$263,207

As previously mentioned, the CRES portion of the REIM Acquisitions closed on July 1, 2011. The total purchase price for the CRES portion of the REIM Acquisitions  was included in the Company’s historical financial statements at September 30, 2011 and allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values. A preliminary allocation of the purchase price was made to the major categories of assets and liabilities. The final allocation of the purchase price may result in significant differences from the pro forma amounts included in these unaudited pro forma combined financial statements. The following represents the calculation of the purchase price of the CRES Acquisition and the excess purchase price over the estimated fair value of net assets acquired included in the Company’s balance sheet at September 30, 2011:

(in thousands)
Purchase of CRES on July 1, 2011	$323,896
Purchase of CRES co-investments on July 1, 2011	58,566
Total purchase price of CRES	$382,462

Less: estimated fair value of net assets acquired (see table below)	159,062

Excess purchase price over estimated fair value of net assets acquired	$223,400

The preliminary allocation of the purchase price to the assets and liabilities of CRES included in the Company’s historical balance sheet at September 30, 2011 was comprised of the following:

Assets:	(in thousands)
Current assets	$209,595
Property & equipment	1,796
Other intangible assets	156,400	*
Trading securities	235,285
Other assets	1,341
Total Assets	$604,417

Liabilities:
Current liabilities	$199,897
Deferred tax liabilities, net	62,560	*
Total Liabilities	$262,457

Non-controlling interests	$182,898

Estimated fair value of net assets acquired	$159,062

* Other intangible assets and deferred tax liabilities, net acquired in the CRES acquisition have been increased to $188.1 million and $75.2 million, respectively, after further analysis was completed during the fourth quarter of 2011. Increases to other intangible assets and deferred tax liabilities, net of $31.7 million and $12.6 million, respectively, have been included in the other pro forma adjustments at September 30, 2011.

(h) The adjustments to goodwill are comprised of the following:

(in thousands)

Excess purchase price over estimated fair value of net assets acquired for ING REIM Asia and ING REIM Europe acquisitions	$223,172
Adjustment of other intangible assets acquired relative to acquisition of CRES on July 1, 2011	(31,700)
Adjustment of deferred tax liabilities related to adjustment of intangibles assets acquired in connection with CRES acquisition	12,601
Net pro forma adjustments to goodwill	$204,073

(i) The adjustments to other intangible assets are comprised of the following:

(in thousands)
Preliminary fair value of ING REIM Asia and ING REIM Europe’s asset management contracts acquired with indefinite useful lives	$191,250
Preliminary fair value of ING REIM Asia and ING REIM Europe’s asset management contracts acquired with definite useful lives	65,850
Preliminary fair value of ING REIM Asia and ING REIM Europe’s covenants not to compete acquired	11,750
Adjustment to fair value of intangibles acquired as part of the CRES acquisition on July 1, 2011	31,700
Write-off of historical ING REIM Europe’s other intangibles	(12,315)
Net pro forma adjustments to other intangible assets	$288,235

Asset management contracts with indefinite useful lives represent intangible assets relating to existing ING relationships with open-end funds. Asset management contracts with definite useful lives represent intangibles assets relating to existing ING relationships with closed-end and separate accounts, which are being amortized over estimated useful lives of up to ten years. The covenants not to compete relate to agreements with certain individuals and other related parties and are being amortized over estimated useful lives of up to two years.

In connection with the CRES Acquisition, intangible assets of $188.1 million were identified, $156.4 million of which were included in the Company’s historical balance sheet at September 30, 2011. These intangibles include a trademark for the “CRES” name, asset management contracts and covenants not to compete. The trademark and asset management contracts deemed to have indefinite useful lives are not being amortized. Asset management contracts with definite useful lives represent intangible assets relating to existing CRES relationships with sub-managed and separate accounts, which are being amortized over estimated useful lives of up to 13 years. The covenants not to compete relate to agreements with related parties that are being amortized over estimated useful lives of up to three years.

(j) Reflects the acquisition of three ING REIM Asia co-investments from ING for an aggregate amount of $15.6 million and $7.4 million of co-investments acquired in connection with the acquisition of ING REIM Europe.

(k)  Includes $6.1 million of additional FIN 48 liability related to CRES, which is subject to indemnification. Indemnification asset of $6.1 million is included in other assets, net with a corresponding FIN 48 liability included within other liabilities.

(l) Reflects utilization of borrowings under the Company’s Revolving Credit Facility to partially fund the acquisition of ING REIM Europe.

(m) Includes $79.3 million of deferred tax liabilities associated with intangible assets acquired in the REIM Acquisitions.

(n) Reflects the elimination of ING REIM Asia and ING REIM Europe’s historical equity.

CBRE Group, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2010

(in thousands, except share data)

	Year Ended December 31, 2010
	Historical		Pro Forma Adjustments
	CBRE Group, Inc.	ING IFRS (a)	U.S. GAAP Adjustments (b)	Deconsolidation of Funds (c)	Other Pro Forma Adjustments		Pro Forma Combined
Revenue	$5,115,316	$307,160	$141,465	$(146,096)	$(3,008)	(d)	$5,414,837

Costs and expenses:
Cost of services	2,960,170	–	–	–	–		2,960,170
Operating expenses	1,607,682	239,882	110,958	(98,513)	(881)	(e), (f)	1,859,128
Depreciation and amortization	108,381	6,934	–	–	26,734	(g)	142,049
Total costs and expenses	4,676,233	246,816	110,958	(98,513)	25,853		4,961,347

Gain on disposition of real estate	7,296	–	–	–	–		7,296
Operating income	446,379	60,344	30,507	(47,583)	(28,861)		460,786
Equity income from unconsolidated subsidiaries	26,561	7,184	75,326	(75,326)	–		33,745
Other income	–	1,222	42,620	(30,858)	–		12,984
Interest income	8,416	1,086	16,141	(14,831)	–		10,812
Interest expense	191,151	38	87,478	(87,478)	32,409	(h)	223,598
Write-off of financing costs	18,148	–	–	–	–		18,148

Income from continuing operations before nonrecurring charges directly related to the REIM Acquisitions and provision for (benefit of) income taxes	272,057	69,798	77,116	(81,120)	(61,270)		276,581
Provision for (benefit of) income taxes	130,368	25,069	3,181	(2,961)	(20,794)	(i)	134,863
Income from continuing operations before nonrecurring charges directly related to the REIM Acquisitions	141,689	44,729	73,935	(78,159)	(40,476)		141,718
Less: Net income attributable to non-controlling interests	(49,777)	–	75,123	(78,159)	–		(52,813)
Income from continuing operations before nonrecurring charges directly related to the REIM Acquisitions attributable to CBRE Group, Inc.	$191,466	$44,729	$(1,188)	$–	$(40,476)		$194,531

Basic earnings per share from continuing operations	$0.61						$0.62
Weighted average shares outstanding for basic earnings per share	313,873,439						313,873,439
Diluted earnings per share from continuing operations	$0.60						$0.61
Weighted average shares outstanding for diluted earnings per share	319,016,887						319,016,887

Notes to Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2010

(a) Certain reclassifications, which do not have an effect on net income or equity, have been made to ING’s historical statement of operations for the year ended December 31, 2010 to conform to the Company’s presentation.

(b) Represents certain significant adjustments to convert ING REIM Asia and ING REIM Europe’s historical financial statements from IFRS to U.S. GAAP, which primarily relate to the consolidation of certain funds required under U.S. GAAP.

(c) Reflects the deconsolidation of certain funds previously consolidated under U.S. GAAP, but which have been restructured upon the closing of the REIM Acquisitions and no longer require consolidation.

(d) Represents adjustment to revenue related to a fund’s management contract, which was not purchased by CBRE Group, Inc. The Company currently pays 30% of net asset management fees earned from management of this fund to ING.

(e) As part of the acquisition of CRES on July 1, 2011, certain key members of CRES management were issued Class B units of CBRE Clarion Securities LLC, a subsidiary of CBRE Group, Inc. Pro forma operating expenses for the year ended December 31, 2010 reflect an increase of $2.6 million related to these Class B units.

(f) Removes $3.5 million of direct costs incurred by the Company during the year ended December 31, 2010 in connection with the REIM Acquisitions.

(g) The increase in pro forma depreciation and amortization expense as a result of the pro forma transactions is as follows:

In thousands
Amortization expense relating to intangibles acquired in the REIM Acquisitions	$28,611
Less: Historical amortization expense of ING related to other intangible assets that were written off at the time of the acquisition by CBRE Group, Inc.	(1,877)
Net increase in depreciation and amortization expense	$26,734

(h) The increase in pro forma interest expense as a result of the pro forma transactions is as follows:

In thousands
Interest on $400.0 million tranche C term loan facililty at 3.4958% per annum, which represents the weighted average interest rate on this debt at September 30, 2011.	$13,913
Interest on $400.0 million tranche D term loan facililty at 3.7423% per annum, which represents the weighted average interest rate on this debt at September 30, 2011.	14,894
Interest on $38.9 million of borrowings under the Company’s revolving credit facility utilized to partially finance the acquisition of ING REIM Europe.	915
Amortization of deferred financing costs over term of each respective debt instrument	2,687
$32,409

(i) To record the tax effect of the other pro forma adjustments.

CBRE Group, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2011

(in thousands, except share data)

	Nine Months Ended September 30, 2011
	Historical		Pro Forma Adjustments
	CBRE Group, Inc.	ING IFRS (a)	U.S. GAAP Adjustments (b)	Deconsolidation of Funds (c)	Other Pro Forma Adjustments		Pro Forma Combined
Revenue	$4,141,786	$220,727	$79,931	$(81,650)	$(2,283)	(d)	$4,358,511

Costs and expenses:
Cost of services	2,448,184	-	-	-	-		2,448,184
Operating expenses	1,279,019	171,280	21,926	(17,676)	(26,624)	(e), (f)	1,427,925
Depreciation and amortization	79,871	4,738	-	-	14,499	(g)	99,108
Total costs and expenses	3,807,074	176,018	21,926	(17,676)	(12,125)		3,975,217

Gain on disposition of real estate	11,594	-	-	-	-		11,594
Operating income	346,306	44,709	58,005	(63,974)	9,842		394,888
Equity income from unconsolidated subsidiaries	38,961	3,896	58,139	(58,139)	-		42,857
Other (loss) income	(5,809)	1,999	(78,335)	94,830	-		12,685
Interest income	7,063	739	7,496	(7,130)	-		8,168
Interest expense	107,014	46	3,792	(3,792)	18,662	(h)	125,722

Income from continuing operations before nonrecurring charges directly related to the REIM Acquisitions and provision for (benefit of) income taxes	279,507	51,297	41,513	(30,621)	(8,820)		332,876
Provision for (benefit of) income taxes	117,032	19,457	2,058	(2,096)	(4,816)	(i)	131,635
Income from continuing operations before nonrecurring charges directly related to the REIM Acquisitions	162,475	31,840	39,455	(28,525)	(4,004)		201,241
Less: Net income attributable to non-controlling interests	3,076	-	39,553	(28,525)	-		14,104
Income from continuing operations before nonrecurring charges directly related to the REIM Acquisitions attributable to CBRE Group, Inc.	$159,399	$31,840	$(98)	$-	$(4,004)		$187,137

Basic earnings per share from continuing operations	$0.50						$0.59
Weighted average shares outstanding for basic earnings per share	317,718,150						317,718,150
Diluted earnings per share from continuing operations	$0.49						$0.58
Weighted average shares outstanding for diluted earnings per share	323,584,637						323,584,637

Notes to Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2011

(a) Certain reclassifications, which do not have an effect on net income or equity, have been made to ING’s historical statement of operations for the nine months ended September 30, 2011 to conform to the Company’s presentation.

(b) Represents certain significant adjustments to convert ING REIM Asia and ING REIM Europe’s historical financial statements from IFRS to U.S. GAAP, which primarily relate to the consolidation of certain funds required under U.S. GAAP.

(c) Reflects the deconsolidation of certain funds previously consolidated under U.S. GAAP, but which have been restructured upon the closing of the REIM Acquisitions and no longer require consolidation.

(d) Represents adjustment to revenue related to a fund’s management contract, which was not purchased by CBRE Group, Inc. The Company currently pays 30% of net asset management fees earned from management of this fund to ING.

(e) As part of the acquisition of CRES on July 1, 2011, certain key members of CRES management were issued Class B units of CBRE Clarion Securities LLC, a subsidiary of CBRE Group, Inc. Pro forma operating expenses for the nine months ended September 30, 2011 reflect an increase of $1.0 million related to these Class B units, with consideration given to what was already expensed in CBRE Group, Inc.’s historical financial statements during the three months ended September 30, 2011. Total expense relating to the Class B units of $1.9 million has been included in the pro forma combined statement of operations for the nine months ended September 30, 2011.

(f) Removes direct costs incurred by the Company and ING REIM of $21.7 million and $5.9 million, respectively, during the nine months ended September 30, 2011 in connection with the REIM Acquisitions.

(g) The increase in pro forma depreciation and amortization expense as a result of the pro forma transactions is as follows:

In thousands
Amortization expense relating to intangibles acquired in the REIM Acquisitions	$19,070
Less: Historical amortization expense of CBRE Group, Inc. relating to intangibles acquired in the CRES acquisition	(3,123)
Less: Historical amortization expense of ING related to other intangible assets that were written off at the time of the acquisition by CBRE Group, Inc.	(1,448)
Net increase in depreciation and amortization expense	$14,499

(h) The increase in pro forma interest expense as a result of the pro forma transactions is as follows:

In thousands
Interest on $400.0 million tranche C term loan facililty at 3.4958% per annum, which represents the weighted average interest rate on this debt at September 30, 2011 for the nine months ended September 30, 2011	$10,343
Interest on $400.0 million tranche D term loan facililty at 3.7423% per annum, which represents the weighted average interest rate on this debt at September 30, 2011 for the nine months ended September 30, 2011	11,073
Interest on $38.9 million of borrowings under the Company’s revolving credit facility utilized to partially finance the acquisition of ING REIM Europe	686
Amortization of deferred financing costs over term of each respective debt instrument for the nine months ended September 30, 2011	2,036
Less: Historical interest on $400.0 million tranche C term loan facility	(1,196)
Less: Historical interest on $400.0 million tranche D term loan facility	(3,959)
Less: Historical amortization of deferred financing costs	(321)
Net increase in interest expense	$18,662

(i) To record the tax effect of the other pro forma adjustments.